Exhibit 3.3

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

7.00% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

OF

NRC GROUP HOLDINGS CORP.

(formerly known as Hennessy Capital Acquisition Corp. III)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NRC GROUP HOLDINGS CORP. (formerly known as Hennessy Capital Acquisition Corp. III), a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article IV of its Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Corporation has adopted the following resolution on October 17, 2018, creating a series of preferred stock, par value $0.0001 per share, of the Corporation designated as 7.00% Series A Convertible Cumulative Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

1) Designation and Amount; Ranking.

(a) There shall be created from the 5,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as “7.00% Series A Convertible Cumulative Preferred Stock”, par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 1,050,000 Shares of Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b) The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

2) Definitions. As used herein, the following terms shall have the following meanings:

(a) “Accumulated Dividends” shall mean, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends, whether or not declared, on such share from the Issue Date until the most recent Dividend Payment Date on or prior to such date. There shall be no Accumulated Dividends with respect to any share of Preferred Stock prior to the Issue Date. For the avoidance of doubt, dividends that have been paid in Preferred Stock or Common Stock shall not be included in Accumulated Dividends.

(b) “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act.

(c) “Agent Members” shall have the meaning specified in Section 16(a).

(d) “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board and the Corporation’s stockholders, pursuant to which the Corporation’s securities may be issued to any employee, officer, consultant or director for services provided to the Corporation or its Subsidiaries.

(e) “Base Conversion Price” shall mean an amount equal to $12.50.

(f) “Beneficial Ownership Limitation” shall mean, with respect to any Holder, 9.99% of the number of shares of Common Stock outstanding after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such Holder.

(g) “Bloomberg” shall mean Bloomberg Financial Markets.

(h) “Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors of the Corporation.

(i) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(j) “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(k) “Certificated Notice of Conversion” shall have the meaning specified in Section 8(b)(ii)(A).

(l) “close of business” shall mean 5:00 p.m. (New York City time).

(m) “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed, quoted or admitted for trading. In the absence of such a quotation, the Closing Sale Price shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

(n) “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation, subject to Section 8(j).

(o) “Conversion Agent” shall have the meaning set forth in Section 15(a).

(p) “Conversion Cap” shall have the meaning set forth in Section 8(a).

(q) “Conversion Date” shall have the meaning specified in Section 8(b).

(r) “Conversion Instruction” shall have the meaning specified in Section 8(b)(i).

(s) “Conversion Price” shall mean, at any time, the Liquidation Preference divided by the Conversion Rate in effect at such time.

(t) “Conversion Rate” shall have the meaning specified in Section 8(a).

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(u) “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including the Corporation’s warrants.

(v) “Depositary” shall have the meaning specified in Section 16(a).

(w) “Distributed Property” shall have the meaning specified in Section 8(e)(iii).

(x) “Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year, commencing on the first such date after the date of the first issuance of the Preferred Stock.

(y) “Dividend Rate” shall mean the rate per annum of 7.00% per share of Preferred Stock on the Liquidation Preference.

(z) “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding such Dividend Payment Date.

(aa) “Dividends” shall have the meaning specified in Section 3(a).

(bb) “DTC” means The Depository Trust Corporation.

(cc) “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(e), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(dd) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ee) “Excluded Securities” shall mean any Common Stock issued or issuable (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Preferred Stock; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the Issue Date; or (iv) shares issuable pursuant to the terms of Section 5.18 of that certain Purchase Agreement dated as of June 25, 2018, by and between JFL-NRC-SES Partners, LLC and Hennessy Capital Acquisition Corp. III; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed in any material respect on or after the Issue Date.

(ff) “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(gg) “Final Mandatory Conversion Period” shall have the meaning specified in Section 9(c).

(hh) “First Mandatory Conversion Period” shall have the meaning specified in Section 9(a).

(ii) “First Mandatory Conversion Premium” shall have the meaning specified in Section 9(a).

(jj) “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any of the Corporation or any of its Affiliates or Subsidiaries, and the employee benefit plans of the Corporation and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board;

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(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation with any Person (other than any of the Corporation’s Subsidiaries) pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person (other than one of the Corporation’s Subsidiaries); provided, however, that any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall not be a Fundamental Change;

(iii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;

(iv) the Common Stock (or other Reference Property) ceases to be listed or quoted on any of the New York Stock Exchange, the NYSE American or The Nasdaq Stock Market (or any of their respective successors); or

(v) the number of shares of the Common Stock (or other Reference Property) held by beneficial holders and holders of record who are not, either directly or indirectly, an executive officer or director of the Corporation, or the beneficial holder of more than 10% of the total shares of the Common Stock (or other Reference Property) outstanding, is less than 50% of the number of shares of the Common Stock (or other Reference Property) that would be outstanding if all issued shares of the Preferred Stock were converted into shares of the Common Stock (or other Reference Property) in accordance with Section 8(a) (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation);

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Corporation, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock and as a result of such transaction or transactions the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof.

(kk) “Fundamental Change Additional Shares” shall mean, in respect of a Fundamental Change, such number of shares as is set forth under the Acquisition Price Per Share applicable to such Fundamental Change, and beside the date indicating the last day of the 12-month period in which the Effective Date of such Fundamental Change occurred, on Annex A hereto.

(ll) “Fundamental Change Notice” shall have the meaning specified in Section 5(a).

(mm) “Global Preferred Share” shall have the meaning specified in Section 16(a).

(nn) “Global Shares Legend” shall have the meaning specified in Section 16(a).

(oo) “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(pp) “Holder Stock Price” shall have the meaning specified in Section 5(b).

(qq) “Issue Date” shall mean October 17, 2018, the original date of issuance of the Preferred Stock.

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(rr) “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

(ss) “Liquidation Preference” shall mean $100.00 per share of Preferred Stock.

(tt) “Mandatory Conversion Date” shall have the meaning specified in Section 9(d).

(uu) “Material Change” shall mean any change (i) expediting the commencement of the First Mandatory Conversion Period, the Second Mandatory Conversion Period or the Final Mandatory Conversion Period, (ii) reducing the First Mandatory Conversion Premium, the Second Mandatory Conversion Premium, the Dividend Rate or the Liquidation Preference, (iii) increasing the Base Conversion Price or (iv) any change that impairs the Seven-Year Holder Conversion Right.

(vv) “Notice of Conversion” shall mean, as applicable, a Conversion Instruction or a Certificated Notice of Conversion.

(ww) “NYSE American” shall mean the NYSE American (f/k/a NYSE MKT) market (or its successor).

(xx) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

(yy) “open of business” shall mean 9:00 a.m. (New York City time).

(zz) “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(aaa) “Outstanding” shall mean, when used with respect to Preferred Stock, as of any date of determination, all Preferred Stock theretofore authenticated and delivered under this Certificate of Designations, except shares of Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 5, 8 or 9.

(bbb) “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights, and/or rights upon the liquidation, winding-up or dissolution of the Corporation and/or voting rights.

(ccc) “Paying Agent” shall have the meaning set forth in Section 15(a).

(ddd) “Permitted Percentage Limitation” shall mean, with respect to the Common Stock (or any other class or series of the Corporation’s capital stock), after giving effect to the issuance of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issuable upon conversion of Preferred Stock held by any Holder, 24% of the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) issued and outstanding being beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate.

(eee) “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(fff) “Preferred Director” shall have the meaning specified in Section 7(c).

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(ggg) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock or the Preferred Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock or the Preferred Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock or the Preferred Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(hhh) “Reference Property” shall have the meaning specified in Section 8(j).

(iii) “Registrar” shall have the meaning set forth in Section 13.

(jjj) “Reorganization Event” shall have the meaning specified in Section 8(j).

(kkk) “Required Holders” means any Holder that acquired the Preferred Stock on the Issue Date (solely for the purposes of this definition, treating any Holder and its Affiliates (or any other funds or accounts managed by the same investment manager) that are Holders as a singular Holder) that, as of any time, continues to own at least 14.99% of the shares of Preferred Stock originally issued.

(lll) “Resale Restriction Termination Date” shall have the meaning specified in Section 14(a).

(mmm) “Restricted Securities” shall have the meaning specified in Section 14(a).

(nnn) “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(ooo) “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(ppp) “Second Mandatory Conversion Period” shall have the meaning specified in Section 9(b).

(qqq) “Second Mandatory Conversion Premium” shall have the meaning specified in Section 9(b).

(rrr) “Securities Act” shall mean the Securities Act of 1933, as amended.

(sss) “Senior Stock” shall mean any class of the Corporation’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation.

(ttt) “Seven-Year Holder Conversion Right” shall have the meaning specified in Section 8(a).

(uuu) “Shareholder Approval” shall mean all approvals, if any, of the shareholders of the Corporation necessary for purposes of Section 713(a) of the NYSE American Company Guide or the terms hereof, including without limitation, to approve (i) the conversion of the Preferred Stock into shares of Common Stock, (ii) the voting rights of the Preferred Stock, and (iii) the payment of additional Preferred Stock or Common Stock as Dividends.

(vvv) “Spin-Off” shall have the meaning specified in Section 8(e)(iii).

(www) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

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(xxx) “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NYSE American or, if the Common Stock is not listed on the NYSE American, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(yyy) “Transfer Agent” shall have the meaning set forth in Section 13.

(zzz) “Weighted Average Price” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on Bloomberg page Ticker <HCAC> VWAP (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and a majority of the Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

3) Dividends.

(a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for payment, cumulative dividends at the Dividend Rate (“Dividends”). Dividends on the Preferred Stock shall be paid quarterly in arrears at the Dividend Rate in cash or, at the election of the Corporation, subject to receipt of any necessary Shareholder Approval (to the extent necessary), in Common Stock as provided pursuant to Section 4 that is registered pursuant to a registration statement that has become or been declared effective under the Securities Act. For the avoidance of doubt, unless prohibited by applicable law, (i) the Board shall not fail to declare such Dividends on Preferred Stock and (ii) notwithstanding anything contained herein to the contrary, dividends on the Preferred Stock shall accrue for all fiscal periods during which the Preferred Stock is outstanding, regardless of whether the Corporation has earnings in any such period, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Dividends shall be payable in arrears on each Dividend Payment Date to the holders of record of Preferred Stock as they appear on the Corporation’s stock register at the close of business on the relevant Dividend Record Date. Dividends payable for any period less than a full quarterly dividend period (based upon the number of days elapsed during such period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Outstanding share of the Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividend, upon all Outstanding shares of Preferred Stock.

(c) No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by the Corporation or on behalf of the Corporation (except by (i) conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash solely in lieu of fractional shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock) and (ii) payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority), unless all Accumulated Dividends (as of the date of such declaration, payment, redemption, purchase or acquisition) shall have been or contemporaneously are declared and paid in cash. Further, no dividends or other distributions (other than a dividend or distribution payable solely in shares of Junior Stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock (except payments in connection with the satisfaction of employees’ tax withholding obligations pursuant to employee benefit plans or outstanding awards (and payment of any corresponding requisite amounts to the appropriate governmental authority) unless the payment of the dividend in respect of the Preferred Stock for the most recent dividend period ending on or prior to the date of such declaration or payment has been declared and paid in cash or declared and a sum of cash sufficient for the payment thereof has been set aside for such payment. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any Parity Stock, dividends may be declared and paid on the Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other at the time of declaration.

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(d) Holders of shares of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends (it being understood that this Section 3(d) shall not limit the Corporation’s obligations pursuant to Section 3(a).

(e) If any Dividend Payment Date falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(f) The holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares in accordance with Sections 8 or 9 following such Dividend Record Date or the Corporation’s default in payment of the dividend due on such Dividend Payment Date. In the case of conversion of shares of Preferred Stock pursuant to Section 5 following the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment following conversion (it being understood that the value thereof is included in the conversion terms set forth in Section 5).

(g) Notwithstanding anything herein to the contrary:

(i) to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Beneficial Ownership Limitation, then the Corporation shall, at the Corporation’s option, waive the Beneficial Ownership Limitation or pay such Dividend in cash; and

(ii) to the extent that any Holder’s right to participate in any Dividend would result in the Holder exceeding the Permitted Percentage Limitation, then the Corporation shall pay such Dividend in cash.

(h) Except as provided in Section 8 the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

4) Method of Payment of Dividends.

(a) Subject to the restrictions set forth herein, the Corporation may elect to pay any dividend on the Preferred Stock: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and Common Stock; provided that any shares of Common Stock issued or delivered to a Holder as part of a dividend on the Preferred Stock in accordance with Section 3 and this Section 4 shall be the subject of a registration statement that has become or been declared effective under the Securities Act.

(b) If the Corporation elects to make a dividend payment, or any portion thereof, in shares of Common Stock, the number of shares deliverable shall be (i) the cash amount of such dividend payment that would apply if no payment were to be made in Common Stock, or such portion, divided by (ii) the product of (x) the Weighted Average Price of the Common Stock for each of the 10 consecutive Trading Days ending on the second Trading Day immediately preceding such Dividend Payment Date (as equitably adjusted by the Board to the extent necessary for any stock splits, combinations or like transactions); multiplied by (y) 0.95; provided, that at least 2 Trading Days prior to the beginning of the averaging period described in (ii)(x) above, the Corporation shall provide written notice of such election to the Holder.

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(c) The Corporation shall make each dividend payment on the Preferred Stock in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of the Common Stock (or any combination thereof) as set forth above. The Corporation shall give Holders notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of the Common Stock no later than 12 Trading Days prior to the Dividend Payment Date for such dividend.

5) Conversion Upon a Fundamental Change.

(a) The Corporation must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders of the Preferred Stock no later than 10 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Corporation is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than one (1) Business Day after the Corporation becomes aware of such Fundamental Change.

(b) Within 15 days following the Effective Date of such Fundamental Change, each Outstanding share of the Preferred Stock shall (subject to the applicable limitations set forth in Section 12), at the election of the Holder thereof pursuant to the delivery of a Notice of Conversion, be converted into a number of shares of Common Stock equal to (i) the greater of (A) the sum of the Conversion Rate on the Effective Date of such Fundamental Change plus the Fundamental Change Additional Shares and (B) the quotient of (x) the Liquidation Preference, divided by (y) the greater of (1) the applicable Holder Stock Price and (2) 10% of the Closing Sale Price of the Common Stock on the Issue Date (it being understood that for purposes of this Section 5(b) the Closing Sale Price shall be adjusted proportionally in the event of any stock split, stock dividend, issuance of rights, options or warrants or other event that would result in an adjustment to the Conversion Rate pursuant to Section 8(e)), plus (ii) the number of shares of the Common Stock that would be issued if any and all accumulated and unpaid dividends were paid in shares of the Common Stock in accordance with the terms hereof. Notwithstanding anything contained herein to the contrary, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to this Section 5 in the aggregate into more than the Conversion Cap. As used herein, “Holder Stock Price” means (i) in the case of a Fundamental Change in which the Holders of Common Stock will receive only cash consideration, the price to be paid (or deemed paid) per share of Common Stock in such Fundamental Change transaction and (ii) in all other cases, the average Closing Sale Price of the Common Stock on the 10 consecutive Trading Days immediately preceding the Effective Date of the Fundamental Change.

(c) The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Preferred Stock, at such Holder’s address as the same appears on the books of the Corporation. Each such notice shall state (i) the anticipated Effective Date and (ii) that dividends on the Preferred Stock to be converted will cease to accrue on the date immediately preceding the Effective Date of the Fundamental Change.

(d) Whenever any provision of this Certificate of Designations requires the Corporation to calculate the Weighted Average Price or Closing Sale Price for purposes of a Fundamental Change over a span of multiple days, the Board shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Weighted Average Prices or Closing Sale Prices are to be calculated.

6) Voting.

(a) The shares of Preferred Stock shall have no voting rights except as set forth in this Section 6 or otherwise required by Delaware law.

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(b) So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class, (i) create, or authorize the creation of, any additional class or series of Capital Stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation), (ii) issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Subsidiary (or any security convertible into or exercisable for any class or series of Capital Stock of the Corporation or any Subsidiary), in each case, that constitutes Senior Stock or, within the first 12 months after the Issue Date, that constitutes Parity Stock, or (iii) at any time after the 12-month anniversary of the Issue Date, issue or sell, or obligate itself to issue or sell, in excess of $50.0 million in the aggregate of any securities of the Corporation or any Subsidiary (or any security convertible into or exercisable for any class or series of Capital Stock of the Corporation or any Subsidiary), in each case, that constitutes Parity Stock.

(c) In the election of directors to the Corporation, for so long as the Holders own in the aggregate at least 350,000 shares of Preferred Stock, the Holders, voting as a separate class, by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote, shall be entitled to appoint one (1) individual to serve on the Board as a director of the Corporation (the “Preferred Director”) and, following the expiration of the initial term of the Preferred Director, nominate one individual to stand for election to the Board as the Preferred Director at each meeting of the stockholders of the Corporation in which the Class III directors are elected, including, without limitation, at every adjournment or postponement thereof. The initial term of the Preferred Director shall begin immediately upon such Preferred Director’s appointment by the Holders pursuant to the preceding sentence. Thereafter, except as set forth herein, such Preferred Director shall stand for election to the Board as a Class III Director in accordance with Section 6.2(b) of the Certificate of Incorporation. In each case, the individual appointed or nominated to serve as the Preferred Director shall satisfy all requirements regarding service as a director of the Corporation under applicable law and regulation (including the applicable rules of the NYSE American). The Holders will cause the Preferred Director to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board may reasonably request to determine the Preferred Director’s eligibility and qualification to serve as a director of the Board. From and after the date hereof, the Corporation shall take such actions as are necessary to cause the Preferred Director to be nominated as a member of the Board and shall, subject to applicable law, include in any proxy statement prepared, used, delivered or publicly filed by the Corporation to solicit the vote of its stockholders in connection with any meeting of Corporation stockholders in which the Class III directors are elected the recommendation of the Board that stockholders of the Corporation vote in favor of the Preferred Director and solicit votes in favor of the election of the Preferred Director to the Board consistent with the Corporation’s efforts to solicit votes in favor of the election of the Corporation’s other nominees to the Board. The Preferred Director may be removed at any time as a director on the Board (with or without cause) upon, and only upon, the written request of the Holders (voting as a separate class by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote). In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Preferred Director, then the Holders (voting as a separate class by the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time and with each share of Preferred Stock entitled to one vote) shall have the right to designate an individual to fill such vacancy. In the event that the Holders shall fail to designate in writing a representative to fill the vacant Preferred Director seat on the Board, and such Board seat shall remain vacant until such time as the Holders elect an individual to fill such seat in accordance with this Section 6(c), and during any period where such seat remains vacant, the Board nonetheless shall be deemed duly constituted. At such time that the Holders are no longer entitled to designate the Preferred Director pursuant to this Section 6(c), the Holders shall promptly cause the Preferred Director to offer to resign from the Board.

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(d) So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of (a) the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Preferred Stock; provided, however, that so long as any shares of Preferred Stock remain Outstanding with the terms thereof materially unchanged, such amendment, alteration or repeal shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of Holders of the shares of Preferred Stock and, provided further, that any increase in the amount of authorized preferred stock (including, without limitation, additional Preferred Stock) or the creation or issuance of any additional shares of Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case of Parity Stock or Junior Stock, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein and (b) for so long as there is any Required Holder, the Required Holder(s), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to effect a Material Change. For the avoidance of doubt, any change, amendment, alteration or repeal of Section 6(b) or Section 6(c) without the affirmative vote or consent of the Holders of at least 50.1% of the shares of Preferred Stock Outstanding at the time, voting together as a single class, shall be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Preferred Stock.

7) Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference plus all accumulated and unpaid dividends in respect of the Preferred Stock (whether or not declared) to the date fixed for liquidation, winding-up or dissolution in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(d) In the event the assets of the Corporation available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 7, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

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8) Conversion.

(a) Each Holder of Preferred Stock shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 8 and subject to the applicable limitations set forth in Section 12, any or all of such Holder’s shares of Preferred Stock into Common Stock at a conversion rate equal to the quotient of (i) the Liquidation Preference; divided by (ii) the Base Conversion Price (subject to adjustment as provided in this Section 8, the “Conversion Rate”) per share of Preferred Stock. Notwithstanding the foregoing, but subject to the Conversion Cap, each Holder of Preferred Stock shall have the right (the “Seven-Year Holder Conversion Right”) at any time after the seven-year anniversary of the Issue Date, if the then-current Conversion Price exceeds the Weighted Average Price for the Common Stock during any 10 consecutive Trading Days, at its option by delivery of a Notice of Conversion in accordance with Section 8(b) below no later than 5 Business Days following such 10th consecutive Trading Day, to convert any or all of such Holder’s shares of Preferred Stock into, at the Corporation’s sole discretion, either Common Stock, cash or a combination of Common Stock and cash; provided, that the Corporation shall provide such converting Holder notice of its election within 2 Trading Days of receipt of the Notice of Conversion; provided further, that in the event the Corporation elects to issue Common Stock for all or a portion of such conversion, the “Conversion Rate” for such conversion (subject to the applicable limitations set forth in Section 12) shall mean the quotient of the Liquidation Preference divided by the average Weighted Average Price for the Common Stock during the 20 consecutive Trading Days commencing on the Trading Day immediately following the Trading Day on which the Corporation provided such notice. If the Corporation does not elect a settlement method prior to the deadline set forth, the Corporation shall be deemed to have elected to settle the conversion entirely in Common Stock. Notwithstanding anything to the contrary herein, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be converted pursuant to this Section 8 in the aggregate into more than 19.99% of the shares of Common Stock outstanding on the Issue Date (subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other similar recapitalization) (such limitation, the “Conversion Cap”). Upon conversion of any share of Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Preferred Stock being converted, a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10, on the second Business Day immediately following the relevant Conversion Date; provided, that upon any Holder’s election to convert any share or shares of Preferred Stock pursuant to the second sentence of this Section 8(a) the Corporation shall have the option to deliver the applicable conversion value (or any portion thereof) in cash in lieu of shares of Common Stock, after providing such Holder at least 2 Business Days’ prior written notice of its election pursuant to this proviso; provided further, that any such payment in cash in lieu of shares of Common Stock shall be made in an amount equal to the Liquidation Preference for every whole share of Preferred Stock so converted; provided further, that if the conversion value consists (x) solely of cash, then the Corporation shall deliver such cash payment to the Holder no later than 2 Trading Days from the receipt of the Notice of Conversion or (y) partially of cash, then the Corporation shall deliver such cash payment to the Holder simultaneously with the delivery of the Common Stock included in the conversion value.

(b) Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder who:

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program (a “Conversion Instruction”) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds Preferred Stock in definitive, certificated form must:

(A) manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Certificated Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Certificated Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered and registered;

(B) surrender such shares of Preferred Stock, at the office of the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Conversion Agent shall notify the Corporation of any pending conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c) With respect to any conversion of shares of Preferred Stock:

(i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Preferred Stock than the number of shares of Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, a new certificate or certificates, as the case may be, representing the number of shares of Preferred Stock that shall not have been converted; and

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(ii) if the shares of Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Conversion Date, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

(d) Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock, if any, shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, shall terminate, excepting only the rights of holders thereof (i) pursuant to Section 3(f) and (ii) to (A) receive certificates for the number of whole shares of Common Stock, if any, into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10) and (B) exercise the rights to which they are thereafter entitled as holders of Common Stock, if any.

(e) The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all shares of its Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

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Any adjustment made under this Section 8(e)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 8(e)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Corporation distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

OS 0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any increase made under this Section 8(e)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(e)(ii) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

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(iii) If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(e)(i) or Section 8(e)(ii), (b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to (or a cash amount paid pursuant to the last paragraph of) Section 8(e)(iv) and (c) Spin-Offs as to which the provisions set forth below in this Section 8(e)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets, securities or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the fair market value as of the Record Date for such distribution (as determined by the Board) of the Distributed Property with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 8(e)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing (but subject to the applicable limitations set forth in Section 12), if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation) in effect on the Record Date for the distribution.

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With respect to an adjustment pursuant to this Section 8(e)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references within the portion of this Section 8(e)(iii) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.

(iv) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its Subsidiaries, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Corporation distributes to all or substantially all holders of its Common Stock.

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Any increase pursuant to this Section 8(e)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines not to pay or make such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0“ (as defined above), in lieu of the foregoing increase, each Holder of Preferred Stock shall receive, for each share of Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution (determined without regard to the Conversion Cap, Beneficial Ownership Limitation or the Permitted Percentage Limitation).

(v) If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(e)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(e)(v) to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

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In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vi) All calculations and other determinations under this Section 8(e) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(e) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate; provided, however, that the Corporation shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) on December 31 of each calendar year, (b) on the Conversion Date for any conversions of Preferred Stock, (c) upon the occurrence of a Fundamental Change and (d) in the event that the Corporation exercises its mandatory conversion right pursuant to Section 9. No adjustment to the Conversion Rate shall be made if it results in a Conversion Price that is less than the par value (if any) of the Common Stock.

(vii) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of this Section 8(e) and to the extent permitted by applicable law and subject to the applicable rules of the NYSE American, the Corporation may from time to time increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law if the increase is irrevocable during that period and the Board determines that such increase would be in the Corporation’s best interest. In addition, the Corporation may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to any of the preceding two sentences, the Corporation shall mail to the Holder of each share of Preferred Stock at its last address appearing on the stock register of the Corporation a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(viii) For purposes of this Section 8(e) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation so long as the Corporation does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(f) Notwithstanding anything to the contrary in Section 8(e), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(i) through Section 8(e)(iv) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation). No adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(v) if the Corporation makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder (determined without regard to the Conversion Cap, the Beneficial Ownership Limitation or the Permitted Percentage Limitation).

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(g) Notwithstanding anything to the contrary herein, no adjustment to the Conversion Rate shall be made pursuant to this Section 8 in respect of the issuance of any Excluded Securities.

(h) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, and shall thereafter (and before the extraordinary dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such extraordinary dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(i) Upon any increase in the Conversion Rate, the Corporation shall deliver to each Holder, as promptly as practicable, a certificate signed by an authorized officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(j) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Corporation,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

as a result of which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Corporation shall notify Holders of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(e) no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Corporation shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer to such Reference Property.

(k) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Liquidation Preference divided by the Conversion Price on the Issue Date, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Preferred Stock or the payment or partial payment of dividends declared on Preferred Stock that are payable in Common Stock.

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(l) For the avoidance of doubt, the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(m) Shares of Preferred Stock shall immediately and permanently cease to be subject to the Conversion Cap for purposes of this Section 8 and Sections 5 and 9 upon the receipt of Shareholder Approval. For the avoidance of doubt and notwithstanding anything in this Certificate of Designations to the contrary, the Conversion Cap shall not in any way limit the amounts to accrue or be paid as dividends. Shares of Preferred Stock not convertible as a result of the Conversion Cap shall remain Outstanding and shall become convertible by such Holder or another Holder to the extent the Conversion Cap no longer applies. Notwithstanding the foregoing, the Conversion Cap shall have no effect on any adjustment to the Conversion Rate pursuant to this Section 8.

(n) Notwithstanding Sections 8(e)(ii) and 8(e)(iii), if the Corporation has a rights plan (including, without limitation, the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain Outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which a Holder is entitled (subject to the applicable limitations set forth in Section 12), a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders of Preferred Stock would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Preferred Stock, the Conversion Rate will be adjusted at the time of separation, as if the Corporation had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(e)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

9) Mandatory Conversion.

(a) During the period on or after the 3-year anniversary of the Issue Date but prior to the 5-year anniversary of the Issue Date (the “First Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the Weighted Average Price of the Common Stock equals or exceeds 140% (such percentage, the “First Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(b) During the period on or after the 5-year anniversary of the Issue Date but prior to the 7-year anniversary of the Issue Date (the “Second Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9 only if the Weighted Average Price of the Common Stock equals or exceeds 115% (such percentage, the “Second Mandatory Conversion Premium”) of the then-current Conversion Price for at least 20 Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days, including the last Trading Day of such 30 Trading Day period, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

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(c) On or after the 7-year anniversary of the Issue Date (the “Final Mandatory Conversion Period”), the Corporation shall have the right, at its option, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Conversion Rate in effect on the Mandatory Conversion Date (subject to the applicable limitations set forth in Section 12), with cash in lieu of any fractional share pursuant to Section 10. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(c) only if the Weighted Average Price of the Common Stock equals or exceeds the Conversion Price for at least 10 consecutive Trading Days, ending on, and including, the Trading Day immediately preceding the Business Day on which the Corporation issues a press release announcing the mandatory conversion as described in Section 9(d).

(d) To exercise any mandatory conversion right described in Sections 9(a) through 9(c), the Corporation must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Corporation) prior to the open of business on the first Trading Day following any date on which the condition described in any of Sections 9(a) through 9(c) is met, announcing such a mandatory conversion. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Preferred Stock (not later than 3 Business Days after the date of the press release) of the mandatory conversion announcing the Corporation’s intention to convert the Preferred Stock. The conversion date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no fewer than 15 Trading Days, nor more than 20 Trading Days, after the date on which the Corporation issues the press release described in this Section 9(d). Upon conversion of any Preferred Stock pursuant to this Section 9, the Corporation shall deliver to the applicable Holder the applicable number of shares of Common Stock, together with any applicable cash payment in lieu of any fractional share of Common Stock, on the 3rd Business Day immediately following the relevant Mandatory Conversion Date.

(e) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9 shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(f) On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9 and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 10. The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 9 on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion pursuant to Section 9, no payment or adjustment shall be made upon conversion of Preferred Stock for dividends with respect to the Common Stock issued upon such conversion thereof.

(g) Notwithstanding anything to the contrary in this Section 9, prior to the receipt of Shareholder Approval, shares of Preferred Stock shall not be convertible pursuant to Sections 9(a), 9(b) or 9(c) in the aggregate into more than the Conversion Cap.

10) No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock. Instead, the Corporation will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date; provided, however, that the Corporation may round such fractional share up to the next highest whole number of shares in lieu of making such cash payment.

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11) Preemptive Rights.

(a) From the Issue Date until the earlier of (x) such time as the as the Holders cease to beneficially own in the aggregate at least 350,000 shares of Preferred Stock and (y) the issuance or sale after the date hereof of $50.0 million in the aggregate of Parity Stock, if the Corporation, from time to time, makes any public or non-public offering of any Parity Stock, each Holder (each, a “Preemptive Rights Holder”) and such Preemptive Rights Holder’s affiliates and funds and/or accounts that are managed, advised or sub-advised by a Preemptive Rights Holder (with respect to a Preemptive Rights Holder, the “Preemptive Rights Holder Parties”)) shall be afforded the opportunity, whether in one or multiple offerings, to acquire from the Corporation such Preemptive Rights Holder Party’s Preemptive Rights Portion of such Parity Stock; provided, that any Preemptive Rights Holder Party shall not be entitled to acquire any Parity Stock pursuant to this Section 11 to the extent the issuance of such Parity Stock to such Preemptive Rights Holder Party would require approval of the stockholders of the Corporation under applicable law or pursuant to the rules and listing standards of the NYSE American until such time as the Corporation receives such stockholder approval; provided, further, that the exercise of the preemptive rights contained in this Section 11 shall be subject to the applicable limitations set forth in Section 12.

(b) Subject to the foregoing proviso in Section 11(a), the amount of Parity Stock that each Preemptive Rights Holder Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of Parity Stock by (2) a fraction, the numerator of which is the number of shares of Preferred Stock held by such Preemptive Rights Holder Party, as of such date, and the denominator of which is the number of shares of Preferred Stock then Outstanding, as of such date (the “Preemptive Rights Portion”).

(c) If the Corporation proposes to offer Parity Stock, it shall give each Preemptive Rights Holder written notice (an “Offering Notice”) of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of Parity Stock and other material terms and timing upon which the Corporation proposes to offer the same at least thirty (30) calendar days prior to such issuance (or, in the case of a registered public offering, at least thirty (30) calendar days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided thirty (30) calendar days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in no event less than ten (10) business days prior to such issuance). The Corporation may provide such Offering Notice to the Preemptive Rights Holders on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, a Preemptive Rights Holder may notify the Corporation in writing at any time on or prior to the fifth business day immediately preceding the date of such issuance (the “Unregistered Exercise Period”) whether any of such Preemptive Rights Holder Parties will exercise such preemptive rights and as to the amount of Parity Stock such Preemptive Rights Holder Parties desires to purchase, up to the maximum amount calculated pursuant to Section 11(b). In the case of a registered public offering, a Preemptive Rights Holder Party shall notify the Corporation in writing at any time prior to the fifth business day immediately preceding the date of commencement of such registered public offering (the “Registered Exercise Period”) whether any of the Preemptive Rights Holder Parties will exercise such preemptive rights and as to the amount of Parity Stock each Preemptive Rights Holder Party desires to purchase, up to the maximum amount calculated pursuant to Section 11(b). Such notice to the Corporation shall constitute a binding commitment by such Preemptive Rights Holder Parties to purchase the amount of Parity Stock so specified at the price and other terms set forth in the Corporation’s notice to it. No later than two (2) business days following the expiration of the Unregistered Exercise Period or the Registered Exercise Period, as applicable, the Corporation shall give each Preemptive Rights Holder written notice (an “Allotment Notice”) of the amount of Parity Stock that each Preemptive Rights Holder has agreed to purchase with respect to the offering described in the applicable Offering Notice (including, for the avoidance of doubt, where such number is zero). Each Preemptive Rights Holder purchasing its full Preemptive Rights Portion of Parity Stock (each, an “Exercising Preemptive Rights Holder”) in such offering shall have a right of overallotment such that if any other Preemptive Rights Holder fails to exercise its rights under this Section 11 to purchase its Preemptive Rights Portion (each, a “Non-Exercising Preemptive Rights Holder”), such Exercising Preemptive Rights Holder may purchase its pro rata portion of such Non-Exercising Preemptive Rights Holder’s Preemptive Rights Portion by giving written notice to the Corporation within ten (10) calendar days of receipt of the Allotment Notice. The failure of a Preemptive Rights Holder to respond prior to the time a response is required pursuant to this Section 11(c) shall be deemed to be a waiver of such Preemptive Rights Holder Parties’ purchase rights under this Section 11 only with respect to the offering described in the applicable Offering Notice.

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(d) Each Preemptive Rights Holder Party shall purchase the Parity Stock that it has elected to purchase under this Section 11 concurrently (or as otherwise contemplated within the time period specified in Section 11(c) in the event an Exercising Preemptive Rights Holder exercises its overallotment right) with the related issuance of such Parity Stock by the Corporation (subject to the receipt of any required approvals from any governmental authority to consummate such purchase by such Preemptive Rights Holder Party). If the proposed issuance by the Corporation of securities which gave rise to the exercise by the Preemptive Rights Holder Parties of its preemptive rights pursuant to this Section 11 shall be terminated or abandoned by the Corporation without the issuance of any securities, then the purchase rights of the Preemptive Rights Holder Parties pursuant to this Section 11 shall also terminate as to such proposed issuance by the Corporation (but not any subsequent or future issuance), and any funds in respect thereof paid to the Corporation by the Preemptive Rights Holder Parties in respect thereof shall be refunded in full.

(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board.

(f) The election by any Preemptive Rights Holder Party to not exercise its rights under this Section 11 in any one instance shall not affect its right as to any subsequent proposed issuance.

12) Beneficial Ownership Limitation; Permitted Percentage Limitation; Certain Other Transfer Restrictions.

(a) Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Preferred Stock or issue shares of Preferred Stock pursuant to the exercise of a Holder’s preemptive rights in Section 11, and a Holder shall not have the right to convert any portion of the Preferred Stock or exercise its preemptive rights pursuant to Section 11, in each case to the extent that, after giving effect to such conversion or exercise, such Holder would beneficially own in excess of the Beneficial Ownership Limitation; provided, that in the case of a conversion pursuant to Section 5(b), Section 8 or Section 9 or an exercise pursuant to Section 11, the Corporation shall promptly (and without any additional consideration), upon the request of any Holder, waive the Beneficial Ownership limitation set forth in this Section 12(a) with respect to all or a portion (at such requesting Holder’s option) of such requesting Holder’s shares of Preferred Stock that are to be (or proposed to be) converted or purchased. For purposes of this Section 12(a), beneficial ownership of a Holder shall be calculated in accordance with Section 16(a) and 16(b) of the Exchange Act and the rules and regulations promulgated thereunder for purposes of determining whether such Holder is subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act. For purposes of complying with this Section 12(a), the Corporation shall be entitled to conclusively rely on the information set forth in any Holder’s Notice of Conversion or Exercise Notice, and each Holder delivering a Notice of Conversion or Exercise Notice shall be deemed to represent to the Corporation that such Notice of Conversion or Exercise Notice does not violate the restrictions set forth in this paragraph, and the Corporation shall have no obligation to verify or confirm the accuracy of such representation. Upon the written or oral request of a Holder, the Corporation shall, within 2 Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. By written notice to the Corporation, a Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable solely to such Holder to any other percentage; provided that any such increase or decrease will not be effective until the 65th day after such notice is delivered to the Corporation. The express purpose of this Section 12(a) is to preclude any Holder’s ownership of any shares of Preferred Stock, unless waived as set forth above, from causing such Holder to become subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act, including pursuant to Rule 16a-2 promulgated by the Commission, and this Section 12(a) shall be interpreted according to such express purpose. Solely for purposes of this Section 12(a) the term “Holder” shall include all persons whose beneficial ownership of the Common Stock is aggregated pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder.

(b) Notwithstanding anything herein to the contrary, (i) the Corporation shall not effect any conversion of the Preferred Stock or issue shares of Preferred Stock pursuant to the exercise of a Holder’s preemptive rights in Section 11, and a Holder shall not have the right to convert any portion of the Preferred Stock or exercise its preemptive rights pursuant to Section 11, in each case to the extent that, after giving effect to such conversion or exercise, the number of shares of Common Stock (or any other class or series of the Corporation’s capital stock) beneficially owned by Non-U.S. Citizens (as defined in the Certificate of Incorporation) in the aggregate would exceed the Permitted Percentage Limitation, and (ii) the Preferred Stock shall be subject to the limitations on Non-U.S. Citizen (as defined in the Certificate of Incorporation) ownership set forth in the U.S. Maritime Laws (as defined in the Certificate of Incorporation), and Article V (Compliance with U.S. Maritime Laws) of the Certificate of Incorporation shall be incorporated by reference herein, mutatis mutandis, and shall apply as if fully set forth herein, mutatis mutandis, to the ownership and transfer of Preferred Stock.

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(c) Notwithstanding anything herein to the contrary, no Preferred Stock may be owned by or transferred to any Holder or beneficial owner that is not a “United States person” within the meaning of Section 7701(a) (30) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any transfer made or effected in violation of this Section 12(c) shall be void ab initio.

(d) Notwithstanding anything contained herein to the contrary, prior to receipt of Shareholder Approval conversion of the Preferred Stock shall at all times be limited by the Conversion Cap.

13) Transfer Agent and Registrar. The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Preferred Stock shall be Continental Stock Transfer & Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, the Corporation shall notify the Registrar in writing upon the Corporation’s or any of its Affiliates’ purchases or sales of Preferred Stock.

14) Certificates; Restrictions on Transfer.

(a) If physical certificates are issued, then the Corporation shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Preferred Stock held by such Holder. Every share of Preferred Stock that bears or is required under this Section 14(a) to bear the legend set forth in Section 14(b) (together with any Common Stock issued upon conversion of the Preferred Stock that is required to bear the legend set forth in Section 14(b), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in Sections 12(b) and 12(c) and this Section 14(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Corporation, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 14(a) and in Section 14(b) the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the later of (i) the date on which such shares of Preferred Stock may be transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation in writing with written notice thereof to the Transfer Agent), and (ii) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 14(b) if applicable) shall bear a legend in substantially the following form:

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

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BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2) (D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

3.	ACKNOWLEDGES THAT NO PREFERRED STOCK MAY BE OWNED BY OR TRANSFERRED TO ANY HOLDER OR BENEFICIAL OWNER THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY TRANSFER MADE OR EFFECTED IN VIOLATION OF THIS REQUIREMENT SHALL BE VOID AB INITIO.

No transfer of any Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

Any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Preferred Stock, of like aggregate number of shares of Preferred Stock, which shall not bear the restrictive legend required by this Section 14(a) and shall not be assigned a restricted CUSIP number.

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(b) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Preferred Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Corporation with written notice thereof to the Transfer Agent):

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK FROM WHICH THIS SHARE OF COMMON STOCK WAS CONVERTED, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 14(b). Until the Resale Restriction Termination Date, no transfer of any Common Stock issued upon conversion of Preferred Stock will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

(c) The Preferred Stock shall initially be issued with a restricted CUSIP number.

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15) Paying Agent and Conversion Agent.

(a) The Corporation shall maintain in the United States (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Corporation or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b) Payments due on the Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Corporation, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

16) Form.

(a) The Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Preferred Stock certificate attached hereto as Exhibit C (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 16(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 16(a) countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.

27

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Preferred Stock.

17) Other Provisions.

(a) With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c) The shares of Preferred Stock shall be issuable only in whole shares.

(d) If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Corporation or an applicable withholding agent may withhold such tax on cash dividends, shares of Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e) All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.

(f) To the extent lawful to do so, the Corporation shall provide the Holders prior written notice of any cash dividend or distribution to be made to the holders of Common Stock, with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Corporation.

(g) Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(h) Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Corporation.

[Signature page follows]

28

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of October 17, 2018.

NRC GROUP HOLDINGS CORP.

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chairman of the Board and
Chief Executive Officer

29

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

(To be executed by the registered holder in order to convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 7.00% Series A Convertible Cumulative Preferred Stock (the “Preferred Stock”) of NRC Group Holdings Corp. (the “Corporation”), represented by stock certificate

No(s). ____________________________________________________________________________

(the “Preferred Stock Certificate(s)”), into shares of common stock (the “Common Stock”) of the Corporation according to the conditions of the Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”). A copy of each Preferred Stock Certificate(s) are attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Number of shares of Preferred Stock to be converted: ____________________________________________

Number of shares of Common Stock beneficially owned prior to Conversion (excluding shares issuable upon conversion of the Preferred Stock):

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered1:

______________________________________________________________________________________

______________________________________________________________________________________

Signature: _____________________________________________________________________________

Name of registered holder: _________________________________________________________________

Fax No.: ______________________________________________________________________________

Telephone No.: ________________________________________________________________________

1 The Corporation is not required to issue shares of Common Stock until you, if required, furnish appropriate endorsements and transfer documents.

Exh A-1

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock/Common Stock evidenced hereby to:

______________________________________________________________________________________

______________________________________________________________________________________

(Insert assignee’s social security or tax identification number)

______________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints:

______________________________________________________________________________________

______________________________________________________________________________________

agent to transfer the shares of Preferred Stock/Common Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the within share of Preferred Stock/Common Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designations, the undersigned confirms that such Preferred Stock/Common Stock is being transferred:

●	To NRC Group Holdings Corp. or a Subsidiary thereof; or

●	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

●	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

●	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:            _____________________________

Signature:   _____________________________

(Sign exactly as your name appears on the other side of this Preferred Stock/Common Stock)

Signature Guarantee: _____________________________2

2 Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exh B-1

EXHIBIT C

[FORM OF PREFERRED STOCK CERTIFICATE]

FACE OF SECURITY

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 15) OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SERIES A PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

3 Insert if a global security

Exh C-1

2. AGREES FOR THE BENEFIT OF NRC GROUP HOLDINGS CORP. (FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. III) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF INITIAL ISSUANCE HEREOF, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2) (D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Exh C-2

Certificate Number [ ]	Number of Shares of
Series A Preferred Stock [ ]
CUSIP No.: [ ]
ISIN No. [ ]

7.00% Series A Convertible Cumulative Preferred Stock

(par value $0.0001 per share)

(liquidation preference $100.00 per share)

OF

NRC GROUP HOLDINGS CORP.

(formerly known as Hennessy Capital Acquisition Corp. III)

NRC GROUP HOLDINGS CORP. (formerly known as Hennessy Capital Acquisition Corp. III), a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “7.00% Series A Convertible Cumulative Preferred Stock,” par value $0.0001 per share and liquidation preference $100.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation, dated October 17, 2018, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, NRC Group Holdings Corp. has executed this Certificate of Designations as of the date set forth below.

NRC GROUP HOLDINGS CORP.

By:
Name:
Title:

Dated: ______________________

Exh C-3

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

Continental Stock Transfer & Trust Company, as Transfer Agent

By:
Name:
Title:

Dated: ______________________

Exh C-4

REVERSE OF SECURITY

NRC GROUP HOLDINGS CORP.

(formerly known as Hennessy Capital Acquisition Corp. III)

7.00% Series A Convertible Cumulative Preferred Stock

Dividends on each share of 7.00% Series A Convertible Cumulative Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of 7.00% Series A Convertible Cumulative Preferred Stock shall be redeemable as provided in the Certificate of Designations. The 7.00% Series A Convertible Cumulative Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations. Upon a Change of Control, holders of shares of 7.00% Series A Convertible Cumulative Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

Exh C-5

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 7.00% Series A Convertible Cumulative Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of 7.00% Series A Convertible Cumulative Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:            _____________________________

Signature:   _____________________________

(Sign exactly as your name appears on the other side of this certificate for 7.00% Series A Convertible Cumulative Preferred Stock)

Signature

Guarantee: _____________________________4

4 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh C-6

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in Order to Convert the 7.00% Series A Convertible Cumulative Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _____________ shares of 7.00% Series A Convertible Cumulative Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s). ___________________ (the “Series A Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (“Common Stock”), of NRC Group Holdings Corp. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (unless it can be established that no such taxes are payable). No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock (i) unless the conditions for conversion of the Series A Preferred Stock set forth in Section 8 of the Certificate of Designations have been satisfied and (ii) until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. If the foregoing conditions have been satisfied, the Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion: _______________________________________________________________________________

Applicable Conversion Rate: ________________________________________________________________________

Number of Shares of 7.00% Series A Convertible Cumulative Preferred Stock to be Converted: ___________________

Number of Shares of Common Stock to be Issued: _______________________________________________________

Signature: _______________________________________________________________________________________

Name: __________________________________________________________________________________________

Address5: _______________________________________________________________________________________

Fax No.: ________________________________________________________________________________________

5 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

Exh C-7

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of 7.00% Series A Convertible Cumulative Preferred Stock represented by this Global Preferred Share shall be 1,050,000. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

8

ANNEX A

FUNDAMENTAL CHANGE ADDITIONAL SHARES

Fundamental Change Additional Shares

Common Shares Delivered for Each Preferred Share ($100.00 Face Value)

*The Acquisition Price Per Share (that is, the column headers) will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Acquisition Price Per Share will equal the Acquisition Price Per Share applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. As used in this Fundamental Change Additional Shares table, Acquisition Price Per Share shall be determined in the same manner as the Holder Stock Price (as defined in Section 5(b)) of the Certificate of Designations).

**If the stock price is between two stock prices in the table, the number of Fundamental Change Additional Shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices, as applicable.

***If the stock price is greater than $60.00 per share (subject to adjustment in the same manner as the Acquisition Price Per Share set forth in the column headings of the table above), no Fundamental Change Additional Shares will be added to the Conversion Rate.

****If the stock price is less than $10.23 per share (subject to adjustment in the same manner as the Acquisition Price Per Share set forth in the column headings of the table above), no Fundamental Change Additional Shares will be added to the Conversion Rate.

*****The values set forth in this Fundamental Change Additional Shares table beside the applicable date will be adjusted as of any date on which the Conversion Rate is adjusted in the same manner as set forth in Section 8(e) of the Certificate of Designations.